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                                                                    EXHIBIT 99.1

                                 AMENDMENT NO. 1
                                     TO THE
                         COMMUNITY HEALTH SYSTEMS, INC.
                        2000 STOCK OPTION AND AWARD PLAN
        (AS AMENDED AND RESTATED FEBRUARY 25, 2003 AND FEBRUARY 23, 2005)

      THIS AMENDMENT NO. 1 (the "Amendment") TO THE COMMUNITY HEALTH SYSTEMS, INC. 2000 STOCK OPTION AND AWARD PLAN (As Amended and Restated February 25, 2003 and February 23, 2005) is dated as of December 15, 2005 (the "Plan").

The Plan is hereby amended as follows:

1.    Section 2.18 is hereby amended in its entirety to read as follows:
      "Formula Restricted Share Award" means Restricted Stock awarded pursuant to Section 8.7 hereof.

2.    Section 2.23 is hereby amended in its entirety to read as follows:
      "Option" means a Nonqualified Stock Option, an Incentive Stock Option or either or both of them.

3. Section 6 is deleted in its entirety, with the language "Intentionally Omitted" inserted to denote the deletion.

4. In Section 11, the language "except for Formula Options," is hereby deleted and the language "except for Formula Restricted Share Awards" is hereby inserted in its place.

5.    The following Section 8.7 is hereby added to the Plan:

      8.7 Restricted Stock Awards for Non-employee Directors. Except as otherwise provided in this Section 8.7, all Formula Restricted Share Awards shall be governed by the same terms and conditions of the other provisions of
Section 8. All Formula Restricted Share Awards shall be evidenced by a Restricted Stock Award Agreement containing such other terms and conditions not inconsistent with the provisions of this Plan as determined by the Committee; provided, however, that such terms shall not vary the amount or timing of Formula Restricted Share Awards provided under this Section 8.7 and provisions dealing with lapsing of restrictions and the forfeiture of such Formula Restricted Share Awards.

            (a) Grant. Formula Restricted Stock Awards shall be granted to Non-employee Directors as follows:

                  (i) Initial Grant. Each Non-employee Director shall, upon becoming a Director, be granted a Formula Restricted Share Award in respect of 6,000 Shares.

                  (ii) Annual Grant. Each Non-employee Director shall be granted a Formula Restricted Share Award in respect of 3,000 Shares on the first business day after January 1st of each calendar year that the Plan is in effect provided that the Non-employee Director is a Director on such date; provided further, however, that, if the Initial Grant to a Non-employee Director is made after June 30th of any calendar year, the first Annual Grant to be made to the

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      Non-employee Director shall be made on the first business day after
      January 1st of the second calendar year following the year in which the Initial Grant was made provided that the Non-employee Director is a Director on such date.

            (b) Lapse of Restrictions Generally. Subject to paragraphs (c) and
(d) of this Section 8.7, one-third (1/3) of the number of Shares of Restricted Stock issued pursuant to a Formula Restricted Share Award (rounded up to the next whole Share, if necessary) shall vest, and the restrictions with respect to such Restricted Stock shall lapse, on each of the first three (3) anniversaries of the date of grant of the Formula Restricted Share Award.

            (c) Effect of Certain Terminations. If the Grantee ceases to serve as a director as a result of the Grantee's death, Disability, or other reason other than for Cause, in each case if such termination occurs on or after the date of grant of the Formula Restricted Share Award, all Shares of Restricted Stock which have not become vested in accordance with paragraph (b) or (d) of this Section 8.7 shall vest, and the restrictions on such Restricted Stock shall lapse, as of the date of such termination.

            (d) Effect of Change in Control. In the event of a Change in Control at any time on or after the date of grant of the Formula Restricted Share Award, all Shares of Restricted Stock which have not become vested in accordance with paragraphs (b) or (c) of this Section 8.7 shall vest, and the restrictions on such Restricted Stock shall lapse, immediately.

            (e) Forfeiture of Restricted Stock. Any and all Shares of Restricted Stock granted pursuant to a Formula Restricted Share Award which have not become vested in accordance with paragraphs (b), (c), or (d) of this Section 8.7 shall be forfeited and shall revert to the Company upon the termination of the Grantee's service as a director for any reason other than those set forth in with paragraph (d) of this Section 8.7 prior to such vesting.

6. Except as amended hereby, the Plan shall remain unmodified and in full force and effect.

[Adopted by resolution of the Board of Directors of Community Health Systems, Inc. on December 15, 2005.]

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